As filed with the Securities and Exchange Commission on November 16, 2004

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

under

the SECURITIES ACT OF 1933

ICORIA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	56-2047837
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

108 Alexander Drive

Research Triangle Park, NC 27709-4528

(919) 425-3000

(Address of Principal Executive Offices)

ICORIA, INC. 2003 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN, AS RESTATED

(Full Titles of the Plans)

Heinrich Gugger, Ph.D., President and CEO

Icoria, Inc.

108 Alexander Drive

Research Triangle Park, NC 27709-4528

(919) 425-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, $.01 par value	2,000,000	$0.40	$800,000	$102.00

(1)	The number of shares of common stock, par value $.01 per share (“Common Stock”), stated above consists of an additional number of shares which may be sold upon the exercise of options which have been or may hereafter be granted under the Icoria, Inc., f/k/a Paradigm Genetics, Inc., 2003 Employee, Director and Consultant Stock Plan, as restated (the “Plan”) or upon the issuance of stock awards which may hereafter be granted under the Plan. The maximum number of shares which may be sold under the Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.
(2)	This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act as follows: (i) in the case of the shares of Common Stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the cases of shares of Common Stock for which options have not yet been granted or stock awards made and the purchase price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on the National Market System of the National Association of Securities Dealers Automated Quotation System (“Nasdaq”) as of a date (November 12, 2004) within 5 business days prior to filing this Registration Statement.

EXPLANATORY NOTES

In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan.

The increase in the number of shares reserved under the Plan was approved by the Registrant’s stockholders at the 2004 annual meeting of stockholders. The Registrant previously registered 500,000 shares under the Plan pursuant to a registration statement on Form S-8 filed with the SEC on May 29, 2003.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

The SEC allows us to “incorporate by reference” information from other documents that we file with them, which means that we can disclose important information in this prospectus by referring to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, excluding any information furnished to the SEC pursuant to Item 2.02 or Item 7.01 of any current report on Form 8-K (or any exhibits furnished pursuant to Item 9.01 of such Form and as described in General Instruction B.2 to such Form) and any certification furnished to the SEC as an exhibit to any periodic report on Form 10-K or Form 10-Q. The documents we are incorporating by reference as of their respective dates of filing are:

•	Current Report on Form 8-K, filed November 16, 2004 providing the unaudited condensed combined financial statements of the Company and TissueInformatics.Inc for the nine-month period ended September 30, 2004 (File No. 000-30365);

•	Quarterly Report on Form 10-Q for the period ended September 30, 2004, filed on November 15, 2004 (File No. 000-30365);

•	Current Report on Form 8-K, filed November 9, 2004 (other than the information furnished pursuant to Items 2.02. 7.01 or 9.01 of such Report and the exhibit thereto), announcing the financial results of the quarter, a change in employment for a principal officer and an FD event (File No. 000-30365);

•	Current Report on Form 8-K, filed October 21, 2004, announcing the private placement and sale of the secured convertible term note (File No. 000-30365);

•	Current Report on Form 8-K, filed August 20, 2004 (other than the information furnished pursuant to Item 9 of such Report and the exhibit thereto), announcing the change of the Company’s name to Icoria, Inc. (File No. 000-30365);

•	Quarterly Report on Form 10-Q for the period ended June 30, 2004, filed on August 16, 2004 (File No. 000-30365);

•	Current Report on Form 8-K, filed August 3, 2004 (other than the information furnished pursuant to Item 12 of such Report and the exhibit thereto), announcing the financial results of the quarter (File No. 000-30365);

•	Amendment of Current Report on Form 8-K/A, filed May 25, 2004, amending the Form 8-K, filed March 24, 2004, to include required financials (File No. 000-30365);

•	Quarterly Report on Form 10-Q for the period ended June 30, 2004, filed on August 16, 2004 (File No. 000-30365);

•	Current Report on Form 8-K, filed April 29, 2004 (other than the information furnished pursuant to Item 12 of such Report and the exhibit thereto), announcing the financial results of the quarter (File No. 000-30365);

•	Proxy Statement for Annual Meeting of Stockholders on Schedule 14A, filed on March 31, 2004 (File No. 000-30365);

•	Our Annual Report on Form 10-K for the year ended December 31, 2003, filed on March 30, 2004 (File No. 000-30365);

•	Current Report on Form 8-K, filed March 24, 2004, announcing the acquisition of and merger with TissueInformatics.Inc (File No. 000-30365);

•	Current Report on Form 8-K, filed February 20, 2004 (other than the information furnished pursuant to Item 12 of such Report and the exhibit thereto), announcing the financial results of the year ended December 31, 2003 (File No. 000-30365);

•	Current Report on Form 8-K, filed January 30, 2004, announcing the agreement to acquire and merge with TissueInformatics.Inc (File No. 000-30365); and

•	The description of the Registrant’s Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 000-30365) filed with the Commission on April 17, 2000 pursuant to Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

You may request, orally or in writing, a copy of these filings, which will be provided to you at no cost, by contacting Heinrich Gugger, Ph.D., President and CEO, 108 T.W. Alexander Drive, Research Triangle Park, North Carolina 27709, (919) 425-3000.

To the extent that any statements contained in a document incorporated by reference are modified or superceded by any statements contained in this prospectus, such statements shall not be deemed incorporated in this prospectus except as so modified or superceded.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of this offering (other than any information furnished to the SEC pursuant to Item 2.02 or Item 7.01 of any current report on Form 8-K (or any exhibits furnished pursuant to Item 9.01 of such Form and as described in General Instruction B.2 to such Form) and other than any certification furnished to the SEC as an exhibit to any periodic report on Form 10-K or Form 10-Q) are incorporated by reference and become a part of this prospectus from the date such documents are filed. Any statement contained in this prospectus or in a document incorporated by reference is modified or superceded for purposes of this prospectus to the extent that a statement contained in any subsequent filed document modifies or supercedes such statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Members of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. beneficially own no shares of Common Stock of the Company.

Item 6. Indemnification of Directors and Officers.

Incorporated by reference from the Registrant’s Registration Statement on Form S-8 (File No. 333-115843), as filed with the SEC on May 25, 2004.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

(3.1)	Form of Common Stock Certificate (Filed as Exhibit 4.1 to the Registration Statement on Form S-1, as amended, No. 333-30758, and incorporated herein by reference).

(3.2)	Restated Certificate of Incorporation, as amended (Filed as Exhibit 3.2 to the Registration Statement on Form S-1, as amended, No. 333-30758, and incorporated herein by reference.

(3.3)	Amendment to the Restated Certificate of Incorporation (Filed as Exhibit 3.2 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, as filed with the SEC on August 16, 2004, and incorporated herein by reference).

(3.4)	Amended and Restated By-laws (Filed as Exhibit 3.2 to Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the SEC on March 30, 2001, and incorporated herein by reference).

(5)	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

(23.1)	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

(23.2)	Consent of PricewaterhouseCoopers LLP.

(24)	Power of Attorney (included on the signature page of the Registration Statement).

(99.1)	Paradigm Genetics, Inc. 2003 Employee, Director and Consultant Stock Plan (Filed as Appendix B to the Definitive Proxy Statement on Schedule 14A, as filed with the SEC on March 31, 2004, and incorporated herein by reference).

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Research Triangle Park, North Carolina on November 16, 2004.

ICORIA, INC.

By:	/s/ Heinrich Gugger
Heinrich Gugger, PhD
President and CEO

Each person whose signature appears below constitutes and appoints Heinrich Gugger and Philip R. Alfano, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Icoria, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures		Title	Date

By:	/s/ Heinrich Gugger	President and Chief Executive Officer (principal executive officer)	November 16, 2004
Heinrich Gugger

By:	/s/ Philip R. Alfano	Vice President, Finance, Chief Financial Officer and Treasurer (principal financial and accounting officer)	November 16, 2004
Philip R. Alfano

By:	/s/ G. Steven Burrill	Director	November 16, 2004
G. Steven Burrill

By:	/s/ Michael Summers	Director	November 16, 2004
Michael Summers

By:	/s/ Robert Goodman	Director	November 14, 2004
Robert Goodman

By:	/s/ Henri Zinsli	Director	November 16, 2004
Henri Zinsli

By:	/s/ Mark B. Skaletsky	Director	November 16, 2004
Mark B. Skaletsky

By:	/s/ Susan K. Harlander	Director	November 16, 2004
Susan K. Harlander

By:	/s/ Leroy E. Hood	Director	November 12, 2004
Leroy E. Hood

By:	/s/ Peter G. Tombros	Director	November 16, 2004
Peter G. Tombros

By:	/s/ Douglas R. Morton	Director	November 16, 2004
Douglas R. Morton

ICORIA, INC.

INDEX TO EXHIBITS FILED WITH

FORM S-8 REGISTRATION STATEMENT

Exhibit Number	Description
5	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C (included in opinion of counsel filed as Exhibit 5).

23.2	Consent of PricewaterhouseCoopers LLP.

24	Power of Attorney (included on the signature page of the Registration Statement).